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                                                                EXHIBIT 5.1



                      [LETTERHEAD OF ANDREWS & KURTH L.L.P.]



                                 March 28, 1995



Board of Directors
Santa Fe Energy Resources, Inc.
1616 South Voss Road, Suite 1000
Houston, Texas 77057

Gentlemen:

     We have acted as counsel to Santa Fe Energy Resources, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of an aggregate 13,071,992 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company to be offered by the selling stockholders named in the Registration Statement.

     In such cpacity, we have examined such corporate records and documents, certificates of corporate and public officials and such other instruments as we have deemed necessary for the purposes of the opinions contained herein. As to all matters of fact material to such opinions, we have relied upon the representations of officers of the Company. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original of all documents submitted to us as copies.

     Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the 13,071,992 shares of Common Stock to be offered by the selling stockholders named in the Registration Statement are duly authorized, validly issued, fully-paid and nonassessable.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,



                                            /s/  ANDREWS & KURTH L.L.P.
                                            -------------------------------
                                                 Andrews & Kurth L.L.P.




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